Exhibit 99.1
Masimo Reports Third Quarter 2021 Financial Results
Third Quarter 2021 Highlights

■	Product revenue was $307.4 million;
■	GAAP net income per diluted share was $1.00; and
■	Non-GAAP net income per diluted share was $0.94.
Irvine, California, October 26, 2021 - Masimo (Nasdaq: MASI) today announced its financial results for the third quarter of 2021, ended October 2, 2021.
Third Quarter 2021 Results
Product revenue was $307.4 million, which represents 10.5% reported growth and 10.1% growth on a constant currency basis, compared to $278.1 million in the third quarter of 2020. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 74,600 in the third quarter of 2021.
GAAP operating margin for the third quarter 2021 was 22.0% compared to 21.5% in the third quarter of 2020. Third quarter 2021 non-GAAP operating margin was 23.0% compared to 21.9% in the third quarter of 2020.
For the third quarter of 2021, GAAP net income was $57.8 million, or $1.00 per diluted share, compared to net income of $49.4 million, or $0.85 per diluted share, in the third quarter of 2020. Non-GAAP net income was $54.3 million, or $0.94 per diluted share, compared to net income of $46.8 million, or $0.80 per diluted share, in the third quarter of 2020.
Total cash and cash equivalents were $652.4 million as of October 2, 2021.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “In the wake of the pandemic and its ongoing challenges, we have continued to demonstrate the commitment and responsiveness required to meet the needs of clinicians and patients around the world. We are happy to report double-digit revenue growth and EPS growth that exceeded expectations for the third quarter.”

2021 Financial Guidance
The Company provided the following updated estimates for its full-year 2021 guidance:

	2021 Updated Guidance(1)		Prior 2021 Guidance(1)
(in millions, except percentages and earnings per diluted share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$1,230.0	$1,230.0	$1,216.0	$1,216.0
Product revenue	$1,230.0	$1,230.0	$1,216.0	$1,216.0
Percentage growth - as reported	7.5%	N/A	6.3%	N/A
Percentage growth - constant currency	N/A	6.8%	N/A	5.4%
Gross margin	65.3%	66.0%	65.3%	66.0%
Operating margin	22.3%	23.8%	22.3%	23.8%
Earnings per diluted share	$3.88	$3.88	$3.83	$3.85
Estimated tax rate	18.0%	23.4%	18.2%	23.4%
______________
(1)     Updated guidance provided October 26, 2021. Prior guidance provided July 27, 2021.

•Product revenue of $1,230 million, which reflects 7.5% reported growth and 6.8% growth on a constant currency basis;
•GAAP earnings per diluted share of $3.88;
•Non-GAAP earnings per diluted share of $3.88;
•Included in our full-year 2021 revenue guidance is approximately $9.0 million of year-over-year currency tailwinds, which is a $1.0 million decrease from our prior guidance.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include but are not limited to amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

Third Quarter 2021 Actuals versus Third Quarter 2020 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Three Months Ended
(in thousands, except percentages)	October 2, 2021	September 26, 2020
GAAP product revenue	$307,414	$278,112
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(1,298)	N/A
Total non-GAAP constant currency adjustments	(1,298)	N/A
Non-GAAP constant currency product revenue	$306,117	$278,112

Product revenue growth %
GAAP	10.5%
Non-GAAP constant currency	10.1%
__________________
(1)      May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	October 2, 2021		September 26, 2020
(in thousands, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$57,771	$1.00	$49,405	$0.85
Non-GAAP adjustments:
Acquisition, integration and related costs	1,982	0.03	1,277	0.02
Litigation related expenses, settlements and awards(2)	1,177	0.02	—	—
Realized and unrealized gains or losses	230	—	(647)	(0.01)
Tax impact of non-GAAP adjustments	(526)	(0.01)	(202)	—
Excess tax benefits from stock-based compensation expense	(6,377)	(0.11)	(3,076)	(0.05)
Total non-GAAP adjustments	(3,514)	(0.06)	(2,649)	(0.05)
Non-GAAP net income	$54,255	$0.94	$46,756	$0.80
Weighted average shares outstanding - diluted		57,664		58,280
__________________
(1)      May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	October 2, 2021	September 26, 2020
(in thousands, except percentages)	$	$
GAAP operating income/margin	$67,611	$59,698
Non-GAAP adjustments:
Acquisition, integration and related costs	1,982	1,277
Litigation related expenses, settlements and awards(2)	1,177	—
Total non-GAAP adjustments	3,159	1,277
Non-GAAP operating income/margin	$70,768	$60,975

GAAP operating income/margin %	22.0%	21.5%
Non-GAAP operating income/margin %	23.0%	21.9%
__________________
(1)     May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
Full-Year 2021 Guidance versus Full-Year 2020 Actuals

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
(in thousands, except percentages)	Full-Year 2021 Updated Guidance(2)	Full-Year 2020 Actuals
GAAP product revenue	$1,230,000	$1,143,744
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(9,000)	N/A
Total non-GAAP constant currency adjustments	(9,000)	N/A
Non-GAAP constant currency product revenue	$1,221,000	$1,143,744

Product revenue growth %:
GAAP	7.5%
Non-GAAP constant currency	6.8%
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided October 26, 2021. Prior guidance provided July 27, 2021.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2021 Updated Guidance(2)		Full-Year 2020 Actuals
(in thousands, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$224,000	$3.88	$240,302	$4.14
Non-GAAP adjustments:
Acquisition, integration and related costs	10,100	0.18	8,286	0.14
Litigation related expenses, settlements and awards(3)	5,000	0.09	(474)	(0.01)
Other adjustments(4)	3,400	0.06	—	—
Realized and unrealized gains or losses	1,100	0.02	(2,631)	(0.05)
Tax impact of non-GAAP adjustments	(3,500)	(0.06)	(6,096)	(0.11)
Excess tax benefits from stock-based compensation expense	(16,000)	(0.28)	(30,172)	(0.52)
Total non-GAAP adjustments	100	—	(31,086)	(0.54)
Non-GAAP product net income	$224,100	$3.88	$209,216	$3.60
Weighted average shares outstanding - diluted		57,700		58,037
__________________
(1)      May not foot due to rounding.
(2)    Updated guidance provided October 26, 2021. Prior guidance provided July 27, 2021.
(3)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(4)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full-Year 2021 Updated Guidance(2)	Full-Year 2020 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	$803,700	$743,065
Non-GAAP adjustments:
Acquisition, integration and related costs	4,100	1,807
Other adjustments(4)	3,400	—
Total non-GAAP adjustments	7,500	1,807
Non-GAAP gross margin	$811,200	$744,872

GAAP gross margin %	65.3%	65.0%
Non-GAAP gross margin %	66.0%	65.1%

GAAP operating income/margin	$273,700	$255,823
Non-GAAP adjustments:
Acquisition, integration and related costs	10,100	8,286
Litigation related expenses, settlements and awards(3)	5,000	(474)
Other adjustments(4)	3,400	—
Total non-GAAP adjustments	18,500	7,812
Non-GAAP operating income/margin	$292,200	$263,636

GAAP operating income/margin %	22.3%	22.4%
Non-GAAP operating income/margin %	23.8%	23.1%
__________________
(1)      May not foot due to rounding.
(2)      Updated guidance provided October 26, 2021. Prior guidance provided July 27, 2021.
(3)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(4)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.
Conference Call:
The conference call to review the results will begin at 1:30 p.m. PT today (4:30 p.m. ET) and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
http://www.directeventreg.com/registration/event/5492005
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes, reduce the cost of care and take noninvasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2021-22 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView®, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

References
1.Estimate: Masimo data on file.
2.https://content.govdelivery.com/accounts/USFDA/bulletins/2c276cb.
3.http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.
4.Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.
5.Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.
6.de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.
7.Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.
8.Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.
9.McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.
10.McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full year 2021 financial guidance; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	October 2, 2021	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$652,354	$641,447
Accounts receivable, net of allowance for credit losses	191,332	141,350
Inventories	202,328	215,952
Other current assets	91,772	102,416
Total current assets	1,137,786	1,101,165
Lease receivable, noncurrent	66,955	57,666
Deferred costs and other contract assets	22,599	20,076
Property and equipment, net	274,929	272,511
Intangible assets, net	74,089	73,923
Goodwill	101,242	103,206
Deferred tax assets	39,294	39,363
Other non-current assets	49,886	44,642
Total assets	$1,766,780	$1,712,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$60,710	$64,061
Accrued compensation	69,785	71,601
Deferred revenue and other contract liabilities, current	46,641	44,935
Other current liabilities	51,118	53,239
Total current liabilities	228,254	233,836
Other non-current liabilities	70,377	71,076
Total liabilities	298,631	304,912
Commitments and contingencies
Stockholders’ equity
Common stock	55	55
Treasury stock	(767,653)	(638,736)
Additional paid-in capital	736,575	703,693
Accumulated other comprehensive (loss) income	(3,432)	1,413
Retained earnings	1,502,604	1,341,215
Total stockholders’ equity	1,468,149	1,407,640
Total liabilities and stockholders’ equity	$1,766,780	$1,712,552

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Product revenue	$307,414	$278,112	$911,575	$848,690
Cost of goods sold	103,750	99,186	318,124	292,551
Gross profit	203,664	178,926	593,451	556,139
Operating expenses:
Selling, general and administrative	100,647	90,376	291,180	278,714
Research and development	35,406	28,852	103,860	86,971
Litigation awards	—	—	—	(474)
Total operating expenses	136,053	119,228	395,040	365,211
Operating income	67,611	59,698	198,411	190,928
Non-operating (loss) income	(78)	1,357	(735)	6,108
Income before provision for income taxes	67,533	61,055	197,676	197,036
Provision for income taxes	9,762	11,650	36,287	27,403
Net income	$57,771	$49,405	$161,389	$169,633

Net income per share:
Basic	$1.05	$0.90	$2.93	$3.11
Diluted	$1.00	$0.85	$2.80	$2.92

Weighted-average shares used in per share calculations:
Basic	55,143	54,997	55,125	54,543
Diluted	57,664	58,280	57,651	58,033
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Cost of goods sold	$227	$184	$624	$498
Selling, general and administrative	9,015	8,659	23,503	27,443
Research and development	3,318	3,069	9,403	8,431
Total	$12,560	$11,912	$33,530	$36,372

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)
	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$161,389	$169,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,449	21,200
Stock-based compensation	33,530	36,372
Loss on disposal of equipment, intangibles and other assets	371	202
Provision for credit losses	647	5
Provision for deferred income taxes	—	136
Changes in operating assets and liabilities:
Increase in accounts receivable	(50,967)	(9,459)
Increase in lease receivable, net	(9,312)	(6,279)
Decrease (increase) in inventories	12,329	(86,815)
Decrease (increase) in other current assets	4,433	(23,461)
Increase in deferred costs and other contract assets	(2,573)	(1,964)
Increase in other non-current assets	(144)	(775)
(Decrease) increase in accounts payable	(4,290)	31,793
(Decrease) increase in accrued compensation	(1,298)	3,654
(Decrease) increase in accrued liabilities	(3,969)	4,691
Decrease in income tax payable	(1,456)	(2,756)
Increase in deferred revenue and other contract-related liabilities	1,378	9,973
Increase in other non-current liabilities	634	395
Net cash provided by operating activities	167,151	146,545
Cash flows from investing activities:
Maturities of short-term investments	—	70,000
Purchases of property and equipment, net	(20,680)	(60,017)
Increase in intangible assets	(8,185)	(5,763)
Business combinations, net of cash acquired	—	(78,310)
Other strategic investing activities	(2,600)	(6,750)
Net cash used in investing activities	(31,465)	(80,840)
Cash flows from financing activities:
Proceeds from issuance of common stock	18,975	40,994
Payroll tax withholdings on behalf of employees for vested equity awards	(16,724)	(1,449)
Repurchases of common stock	(128,917)	(591)
Net cash (used in) provided by financing activities	(126,666)	38,954
Effect of foreign currency exchange rates on cash	(89)	(294)
Net increase in cash, cash equivalents and restricted cash	8,931	104,365
Cash, cash equivalents and restricted cash at beginning of period	645,004	568,075
Cash, cash equivalents and restricted cash at end of period	$653,935	$672,440